Unofficial Translation

Leasing and Operation Agreement

WHEREAS
1.
the Subsidiary of Shanghai Si Fang Boiler Factory, Shanghai Si Fang Boiler Factory Container Branch Factory (“Container Factory”) possesses the trademark “Sifang”, Permission of Class III Pressure Vessel and the advantages in processing, while Shanghai Hai Lu Kun Lun Hi-tech Engineering Co., Ltd has its advantages in technologies, services and market shares of the products in Petroleum & Chemical and Metal Industry.

2.	Shanghai Si Fang Boiler Factory Container Branch Factory suffered a long-term loss which can only be solved by speeding up the re-structure adjustment and arrangement;

3.
Shanghai Hai Lu Kun Lun Hi-tech Engineering Co., Ltd is willing to participate in the revolutionary adjustment in respect of Shanghai Si Fang Boiler Factory Container Branch Factory and has entered into primary agreement with Shanghai Si Fang Boiler Factory.

NOW, THEREFORE, after negotiation, the parties, intending to be legally bound, hereby agree to enter into Leasing and Operation Agreement (the “Agreement”) with clauses as follows:

Article One General Principal
1.1	Executing Parties
Leasee: Shanghai Si Fang Boiler Factory (hereinafter referred as “Party A”)
Leaser: Shanghai Hai Lu Kun Lun Hi-tech Engineering Co., Ltd (hereinafter referred as “Party B”)

1.2	General Description of the Enterprise to be leased
1.2.1	Property:
1)	Fixed Assets, to be received and administrated by Party B based on actual delivery. Please see exhibit 1
2)
The usable materials such as raw materials, semi-final products(clear after completion of the products)and related inventories will be purchased by Party B. Please see exhibit 2(Party B will pay Party A according to payment agreement)

3)
Special materials such as stainless steel, forging model and filler rods will be custody and administrated by Party B based on actual delivery and to be used with priority and clear by actual consumption. Please see exhibit 3

4)	Scale tools, material with low consumption and stationary will be received and administrated by actual delivery (to be solved after consultation). See exhibit 4
1.2.2	Employees see exhibit 2

Article Two Leasing Period and Rent

2.1 Term
The Leasing Period is 8 months, commencing on May 1, 2004 until December 31, 2004.

2.2 Rent
The annual rent for leasing is RMB 2,100,000 payable Quarterly, which is RMB 525,000 per Quarter.

Article Three the Rights and Obligations of Party B

3.1	Rights
3.1.1	The legal representative of Party B may exercise any right granted by the legal representative of Container Factory.
3.1.2
Party B is entitled to use all tangible and intangible assets including without limitation the property of Container Factory, trademark “Sifang” (the scope of licensing will be decided by Party A), Permission of Pressure Vessel, and other equipments, stationary and facilities.

3.1.3	Party B is entitled to operate independently (based on the scope granted by Party A)
3.1.4	Party B has following rights for administration and operation of Container Factory
3.1.4.1	Rights of establishment of organization (filed with Party A for records)
3.1.4.2	Rights of the administration of Human Resource (except the position required to be consent by Party A)
3.1.4.3	Rights of appointment of professionals or technicians (filed with Party A for records)
3.1.4.4	Recruitment and dismissal of the employees (Party A’s employees exclusive)
3.1.4.5
Definition of the salary standard and distribution of bonus independently (no less than salary standard upon the date of this Agreement and stipulated by relevant authorities, continuing execution of the bonus to the technicians of Container Factory)

3.1.5	Any Investment rendered by Party B shall be owned by it, which could be disposed of freely by Party B upon the termination of lease.
3.1.6	The profit after tax shall be enjoyed or disposed of by the Party B.

3.2	Obligations
3.2.1	Party B shall pay rent on time in the first month of each Quarter. This lease can not be sub-leased or transferred to any third party.
3.2.2
Party B shall pay the salary and social welfares(house purchasing reserve, pension insurance, medical insurance and un-employment issuance) monthly for the employees, where the amount of social welfares of factory employees shall be delivered to Party A for contribution and the social welfares of farmer employees shall be paid to such employee in January annually.

3.2.3	Party B must lawfully operate the business, secure the benefits of the employees and improve the work conditions and welfares based on the improvement of business efficiency.
3.2.4	Party B shall maintain and repair the leased factory hall, office buildings and equipments to remain the leased fixed assets in good condition.
3.2.5	Party B shall strictly maintain the system of after-sale services and is obliged to maintain the after-sale service for the products made Container Factory before this Agreement.
3.2.6	In the course of Party B’s operation, Party B can not damage Party B’s goodwill and benefits. Otherwise, the Party B may terminate this Agreement and claim the breach of the Agreement.
3.2.7
In the course of Party B’s operation, Party B shall strictly maintain the Safe Production, Environmental Hygiene System, Security and Stability and be responsible for the internal and external economic obligations and corporation duties.

3.2.8	In the course of Party B’s operation, Party B shall be subject to the administration, instrument and supervision of local authority and liable for any of relevant economic obligations and duties.

Article Four the Rights and Obligations of Party A

4.1 Rights
4.1.1 Party A has right to supervise the qualities of the Container Factory’s products.
4.1.2 Party A has right to check if the leased property remains intact.
4.1.3. Party A is entitled to access to the information in respect of business operation of Container Factory and request Party B to solve existing problems.
4.1.4 Party A has rights to supervise Party B’s Safe Production, Environmental Protection, Security and Stability. Party A shall assist Party B to complete relevant aforesaid work.

4.2 Obligations
4.2.1 Party A shall maintain the trademark, permission and quality check system of boiler and pressure vessel produced within Container Factory.
4.2.2 Party A shall provide necessary assistance in respect of the operation, production, staffs and advertising.
4.2.3 Party B is responsible for provision of all materials for boilers’ quality check system and training (Party B shall pay the fees for training)
4.2.4 Party A shall issue power of attorney in respect of trademark and boiler manufacture permission.
4.2.5 When the products of boilers and pressure vessels are manufactured and inspected within Container Factor according to quality check procedure, Party A shall issue Qualification Certificate after all materials are arranged according to quality check system and submitted to Party A.(Party B shall pay inspection fees to boiler check authority for the products manufactured in Container Factory )
4.2.6 After the raw materials purchased by Party B for boiler manufacture is restored in the warehouse of Container Factory, Party A shall issue re-examination report when the Party B get sample for Party A’s re-examination according to requirement for boiler quality check system. (Party B shall pay Party A relevant fees according to payment rules of Container Factory before this Agreement).
4.2.7 Party A may not violate this Agreement, intervene the Party B’s operation and move any Container Factory’s equipment and material confirmation which is confirmed after sort and check without Party B’s consent.

Article Five Amendment, Discharge and Termination of the contract

5.1 Upon the effectiveness, each of the parties is bound by this Agreement which can not be amended, discharged or terminated unless a three month prior notification is given.

5.2 If the Party B is unable to continue operating or enjoy lawful income due to Party A’s breach or intervention of Party B’s operation, the Party B is entitled to discharge the Agreement and claim all damages incurred.

5.3 If the Agreement is not able to be performed due to force majeure, the parties may amend or discharge the Agreement after consultation.

5.4 Both parties may agree to renew the lease period in 3 months before the expiration of lease. Otherwise the lease will be terminated upon the expiration of leasing period.

Article Six Liabilities in Breach

6.1 Both parties shall perform this agreement completely. Non-performance and partial performance constitute a breach. The breaching party shall be liable any loss or damage caused by such breach.

6.2 Any dispute between both parties shall be solved by consultation and meditation based on the principal of mutual understanding.

Article Seven Others

7.1 The bank account of Container Factory for clearing-up used before this agreement will be used by Party B. Party B, however, shall be complied with relevant laws and regulations and may not lend this bank account (The creation of new bank account shall be filed with Party A for records)

7.2 all the financial statements and materials from the operation of new bank account under the name of Container Factory shall be delivered to Party A for financial administration.

7.3 The business license, tax registration certificate, permission for opening bank account, company seal and other legal certificate of the Container Factory shall be under the custody of legal representative and can not be provided for investment, security, pledge or alike.

7.4 Any dismissal and penalty for the employees of the Container Factory before this Agreement shall be agreed by Party A.

7.5 The bank loan of RMB 2,800,000 borrowed by Container Factory before this Agreement shall be born by both Party B and Container Factory. Party B shall assist to assign such bank loan and keep necessary cash flow.

7.6 Any unfinished products of Container Factory shall be completed by Party B. After the sale of products, Party A will pay Party B fees according to the working hours expensed.

7.7 All uncompleted contract entered by Container Factory before this Agreement will be assigned to Party B who will be liable for further performance.

7.8 In the course of leasing period, any information concerning about products and contracts shall be delivered to Party B. Party A is entitled to service fees proportionately.

7.9 In the course of leasing period, both parties shall use the best efforts to re-structure the Container Factory. Once the Container Factory is satisfied with condition for re-structure, the Party B has pre-emptive right to participate in such re-structure.

7.10. Both Parties may enter into additional agreement for leasing the real estate, equipments and management agreements.

7.11 To speed up the process of cooperation, both parties agreed to conduct relevant auditing, evaluation, filing and other legal procedure after two months following the commence of leasing period to establish a new Joint Venture Company within leasing period.

Article Eight Effectiveness of the Agreement

8. 1 This Agreement is effective on execution of both parties.

8.2 The exhibits of this Agreement is a part of this Agreement,

8.3 Both parties may enter into supplemental agreements to deal with unsolved matters. Upon the agreement of both parties, the supplemental agreements shall constitute a part of this Agreement, equal effective as this Agreement.

8.5 The late agreement will prevail when there is any conflict among the several agreements.

8.6 This Agreement is executed in four counterparts. Each party holds two counterparts.

Shanghai Si Fang Boiler Factory (Seal)	/s/ BAI Zhaoxing	Shanghai Hai Lu Kun Lun Hi-tech Engineering Co., Ltd	/s/ WU Qinghuan
Representative: BAI Zhaoxing	(Signature)	Representative WU Qinghuan	(Signature)
Date: April 22, 2004		Date: April 22, 2004

Cooperative supplementary agreement with Shanghai HAIE Hi-Tech Engineering Co. Ltd.

Vessel branch of Shanghai Sifang Boiler plant (hereinafter called Party A) and Shanghai HAIE Hi-Tech Engineering Co. Ltd. (hereinafter called Party B) signed a cooperative agreement on December 15, 2004. With the favorable factors made by the two parties during one year cooperation, the company runs very well. Regarding to the application report from party A, party B decides to perform the original agreement with the spirit of friendly cooperation. But, with the consideration of the situations which are the transformation and reform of party A, the pessimistic sales situation of party B in next year, the following supplementary provisions are made by friendly consultation:

1.	There is one more year of validity of the agreement. But the agreement will be unconditioned terminated if the following situations happen:
(1)	If the transformation or the joint venture is successful, the cooperation approach needs to be rearranged.
(2)	If the rent place (Jiangqiao) of vessel branch has to be relocated, the cooperation approach needs to be rearranged.

2.
Party A should take consideration of the job (project) taken by party B during the cooperation. To guarantee the client’s benefit, party A will inform party B to stop the cooperation in 3 months advanced. If the job (project) is not finished before the termination of the cooperation, the job (only refers to product) should be transferred to party A or the third party until it is finished.

3.
With regard to the production cost going up and the macro-control effectiveness on sales situation next year, both agree to reduce the trademark fee to 800,000 per year. Other fees and payment remains unchanged.

4.	The supplementary provisions cover the related provisions in the original agreement; other affairs will be further negotiated.

5.	There are 5 copies of this supplementary agreement (both party A and party B have two copies, the Vessel branch has one copy).

/s/ BAI Zhaoxing	/s/ WU Qinghuan
Party A: Shanghai Sifang Boiler Plant	Party B: Shanghai HAIE Hi-Tech Engineering Co. Ltd.
Director: BAI Zhaoxing	General Manager: WU Qinghuan

Sign date: November 21, 2005

Cooperative re-supplementary agreement with Shanghai HAIE Hi-Tech Engineering Co. Ltd.

Shanghai Sifang Boiler plant (hereinafter called Party A) and Shanghai HAIE Hi-Tech Engineering Co. Ltd. (hereinafter called Party B) signed rent agreement of Vessel branch and cooperative agreement with its supplementary agreement. With the favorable factors made by the two parties during three years and eight months’ cooperation, the company runs very well. Regarding to the application report from party A, party B decides to perform the original agreement with the spirit of friendly cooperation. But, with the consideration of the situations which are the transformation and reform of party A, the pessimistic sales situation of party B in next year, the following re-supplementary provisions are made by friendly consultation:

1.	There is one more year of validity of the agreement (from January 1, 2007 to December 31, 2007). But the agreement will be unconditioned terminated if the one of the following situation happens:
(1)	If the transformation or the joint venture is successful and its business changed.
(2)	If the rent agreement between party A and Shanghai Jiangqiao Assets Management Ltd. relieves or rent place (Jiangqiao) of vessel branch has to be relocated.

2.
Party A should take consideration of the job (project) taken by party B during the cooperation. To guarantee the client’s benefit, party A will inform party B to stop the cooperation in 3 months advanced if the above situation happens. If the job (project) is not finished before the termination of the cooperation, the job (only refers to product) should be transferred to party A until it is finished.

3.
Party A is now actively negotiating the rent fee (from 2004 till now) with Shanghai Jiangqiao Assets Management Ltd. once the price is settled, party B should pay the rent fee to party A by seasons according to fee in 2007, meantime, party B should pay the balance from 2004 to 2006 one-off.

4.	As the vessel industry recovering, party B should pay party A integrated management fee (equipment rent, quality guarantee, trademark, etc.) by seasons, that is 900,000 per year.

5.
The vessel branch has been put into the 2007 transformation plan; both parties should take full consideration of the transformation work of the vessel branch. Meantime, party B is liable for the products sent after May, 2003, including debtor-creditor relationship.

6.	The original provisions which are not involved in this supplementary agreement will go on into effect; other affairs will be further negotiated.

7.
To meet three press vessel certification changing, party B should follow the provisions of the rent agreement and cooperative agreement for running the company to guarantee everything works well. Attached is the management measures made by party A aiming at the weakness appeared during the past 3 years, party B should follow it strictly.

8.	There are 5 copies of this supplementary agreement (both party A and party B have two copies, the Vessel branch has one copy).

/s/ BAI Zhaoxing	/s/ WU Qinghuan
Party A: Shanghai Sifang Boiler Plant	Party B: Shanghai HAIE Hi-Tech Engineering Co. Ltd.
Director: BAI Zhaoxing	General Manager: WU Qinghuan

Sign date: December 28, 2006

Agreement on two more years’ cooperation with Shanghai HAIE Hi-Tech Engineering Co. Ltd.

Shanghai Sifang Boiler plant (hereinafter called Party A) and Shanghai HAIE Hi-Tech Engineering Co. Ltd. (hereinafter called Party B) have been cooperated for four years and had beneficial economic cycle. With the recovery of vessel industry, the business starts to get busy. The production capacity, related production process and key equipments have become unsuitable for the production. So, party B plans to invest fund to reform and buy related equipments. Considering about the investment payback period and the mutual benefit of both parties, the agreement on two more years’ cooperation is signed after friendly negotiation. The provisions are as follows:

1.	Cooperation period
With the confirmation from Shanghai Electricity and Gas Asset Management Ltd. III department and the consideration about the validity and continuity of class 3 stress vessel design certification of Shanghai Sifang Boiler plant, the agreement sets forth 2 more years’ cooperation, which is from January 1, 2008 to December 31, 2009. Any important reformation or location changing happens during this period, the cooperation period will be changed again.

2.
With confirmation from Shanghai Electricity and Gas Asset Management Ltd. on two more years’ cooperation, party A requires charge more integrated management fee to protect Sifang trademark and trade name. Therefore, 1,200,000 RMB will be charged as integrated management fee per year, in which 200,000 RMB will be used on tax fee left by vessel branch, loan, loan interest and daily expenses to reduce the production cost. Party B should pay 100,000 RMB cash check every year on January 1, and July 1 to party A, other should be paid by seasons.

3.	Rent fee
Once the rent fee is settled with Shanghai Hongqiao Asset Management Ltd., party B should pay to party A. Shanghai Hongqiao Asset Management Ltd. sets forth tax territorial jurisdiction with consideration of firming the rent fee. Therefore, party A sets forth about 50% of gross sales as proportion of the tax of cooperative enterprise, and increase with year.

4.	taking care of related goods
with regard to used or unused goods like stainless steel forgeable piece, welding rod, measure, low priced and easily worn articles, office staffs, etc. which are involved in the original agreement, part B should pay one-off to party A according to the settled price.

5.	The original provisions which are not involved in this supplementary agreement will go on into effect; other affairs will be further negotiated.

6.	There are 5 copies of this supplementary agreement (both party A and party B have two copies, the Vessel branch has one copy).

/s/ Bai Zhaoxing	/s/ Wu Qinghuan

Party A: Shanghai Sifang Boiler Plant	Party B: Shanghai HAIE Hi-Tech Engineering Co. Ltd.
Director: BAI Zhaoxing	General Manager: Mr. WU

Sign date: June 25, 2007